Exhibit 99.2

GoodRx

Q4 2020

Letter to Shareholders

March 11, 2021

“

I don’t know what I would do if I didn’t have GoodRx. ”

Kiara G.
GoodRx consumer

GoodRx helps Americans

get the healthcare they need

at a price they can afford.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 2

A MESSAGE FROM OUR CO-FOUNDERS / CO-CEOs

There's a light at the end of this tunnel, and it's getting brighter every day.

Over the past year, the COVID-19 pandemic hobbled and overwhelmed our nation's healthcare system. More than 65% of Americans were financially impacted by the pandemic and related closures, forcing more than 1 in 3 patients to skip treatment or medications. Over 150 million people sacrificed basic needs to find healthcare, or sacrificed their healthcare to meet basic needs. Either way, these kinds of choices have serious, long-lasting consequences for both individuals and our nation.

GoodRx has always been laser-focused on providing Americans with access to the care they need at a price they can afford. As the crisis unfolded, we rallied to help. During the pandemic, GoodRx launched a host of new products and initiatives that delivered relief to Americans in need. We doubled down on new, affordable telemedicine services, delivered prescriptions directly to homes and created more savings opportunities for prescriptions, medical care, labs and other healthcare services.

Doing well by doing good has always been our mantra. Our efforts to help Americans significantly grew our business. We delivered a strong performance in 2020 with fast growth and attractive margins and reached new milestones, including:

- Over $25B of cumulative consumer savings in our prescriptions offering alone;
- A record number of monthly active consumers;
- A 2x increase in subscribers on our platform;
- New mail order and discounted telehealth services for GoodRx and GoodRx Gold;
- An extended multi-year partnership with Kroger, the nation's largest grocer;
- New manufacturer savings programs for brand drugs, growing revenue ~4x year-over-year;
- Expanded telehealth services, enabling patients in all 50 states to safely see a medical professional from their own home for more than 150 conditions, often at a price that is less than a typical insurance co-pay;
- Donated 1.1 million shares valued at over $40 million as of December 18, 2020, to a charitable organization in support of GoodRx Helps, which works with clinics across the country to help Americans get the medicine they need; and
- Almost doubled the size of our team, hiring incredibly talented and driven people who are equally as passionate about our mission as we are.

We could not be more proud of the effort and dedication of our team as we continue to build the leading, consumer-focused digital healthcare platform. We reached more consumers than ever with an improved and simplified user experience. But we have just scratched the surface of the massive opportunity ahead.

We believe that there will be lasting changes to the way Americans find and receive healthcare after the pandemic. Millions of people have embraced telemedicine and home delivery. Millions more are turning to the internet to learn about their care and the choices available to them. Across the healthcare ecosystem, long-hidden information is flowing more freely and patients are being empowered to own their healthcare journey.

GoodRx intends to play a leadership role in post-pandemic healthcare, helping Americans re-engage with physicians and care to seek help for chronic and new health challenges. There will likely be a substantial backlog of undiagnosed conditions and neglected preventative care, and we will be there to meet our consumers wherever they need help.

We see 2021 as a massive opportunity to bring more value to our consumers at each stage of their healthcare journey. We remain intently focused on continuing to strengthen our brand and broaden our reach, taking our content and insights to the next level, and investing in our platform to launch new products and services.

Much has changed over the past year, but one constant remains: our mission to help Americans get the healthcare they need at a price they can afford. And it has never been more relevant.

Doug Hirsch and Trevor Bezdek
Co-Founders & Co-CEOs, GoodRx

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 3

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

2 Adjusted EBITDA Margin is Adjusted EBITDA divided by Revenue. Adjusted Net Margin is Adjusted Net Income divided by Revenue.

3 Monthly Active Consumers (MACs) represent the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. Beginning in the fourth quarter of 2020, our Monthly Active Consumers number includes consumers we acquired through the acquisition of Scriptcycle in August 2020. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharmaceutical manufacturers solutions offering, or consumers who used our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers is averaged over the calendar months in such period.

4 Represents the ending subscriber balance across both our subscription plans, GoodRx Gold and Kroger Savings Club.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 4

ABOUT GOODRX

We’re still relatively new to the public markets, so we’d like to take a moment to describe our business, the market in which we operate, our offerings, and the value we provide.

Our mission is to help Americans get the healthcare they need at a price they can afford.

For too many, healthcare in the U.S. is expensive, complicated, and confusing. Every year, Americans pay more out-of-pocket costs and face more insurance hurdles and restrictions. Too many families are uninsured or underinsured, forcing them to make painful sacrifices to just stay healthy. The high cost of healthcare is a leading reason why Americans don’t get the care they need, which drives massive negative impacts across our entire nation.

We started our business a decade ago, focusing on offering consumers prescription information and discounts. Since then, we have extended our platform to include telehealth, solutions for pharmaceutical manufacturers, and healthcare-focused content and insights.

We see much more exciting growth potential as we continue to attract new consumers through our existing offerings and launch new services to improve healthcare affordability and access for all Americans. As we continue to build the leading digital platform for consumer healthcare, we believe we will help more people at different stages of the consumer healthcare journey, deliver more value to our consumers, and generate higher consumer lifetime value.

We are pioneering the transformation of the multi-trillion dollar healthcare market with a consumer-first approach, and have become the trusted brand to guide individuals throughout their healthcare journey.

GoodRx operates in a sizeable industry, addressing a combined total of over $800 billion of the $4 trillion healthcare market. The prescription market in the U.S alone, including prescriptions left at the counter, is estimated at over $500 billion of annual spend. The telehealth opportunity is estimated at $250 billion, and our manufacturer solutions offering has a potential annual market value of over $30 billion.

At GoodRx, we are pioneering the transformation of the multi-trillion dollar healthcare market with a consumer-first approach, and have become the trusted brand to guide individuals throughout their healthcare journey. And we’re only just beginning. Our expanding suite of offerings, deep brand-building investment and differentiated content is accelerating consumers’ understanding of how we help.

Our Offerings

PRESCRIPTIONS

Our prescription offering allows consumers to save money by simply presenting our app or website at one of the 70,000 pharmacies where GoodRx is accepted. While healthcare pricing is extremely complex, we provide consumers with price transparency through a simple, easy to use, and convenient digital interface. Our proprietary platform aggregates over 200 billion prescription pricing data points from a variety of healthcare sources every day, providing consumers with comparison tools and access to lower prices. A consumer simply searches for their medication on the GoodRx app or website and presents GoodRx at the pharmacy of their choice to save up to 80% when they purchase or pick up their prescription.

When a consumer uses GoodRx to fill a prescription and save money, we earn fees from our partners. After a consumer has used GoodRx once, their discount information is saved to the consumer’s profile at the pharmacy. From then on, a GoodRx discount typically applies to all future refills as well as, in many cases, fills for other prescriptions at that location, without the consumer having to re-present GoodRx. This powerful mechanism, in addition to the typical refill cycle and long-term nature of most prescriptions, drives strong repeat activity on our platform. Since 2016, over 80% of transactions for our prescription offering have come from repeat activity, which refers to the second and later use of our discounted prices by a single GoodRx consumer.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 5

SUBSCRIPTIONS

Subscriptions are a natural extension of our successful prescription product. They address the same consumer need and generally offer greater savings than our prescription offering. We launched our first subscription offering, GoodRx Gold, in 2017, and added a second subscription offering, the Kroger Rx Savings Club, in 2018. We continue to focus on converting our visitors and MACs to our subscription offerings, which allows us to create and maintain tighter relationships with our consumers, deliver more value to them, and generate higher lifetime value.

GoodRx Gold

Subscribers generally pay a monthly fee to access even lower prices at select participating pharmacies. Over 1,000 prescription medications are available for under $10 through GoodRx Gold, with savings of up to 90% off standard list prices. In the third quarter of 2020, we added mail order pharmacy services to GoodRx Gold, providing Gold subscribers with additional value and convenience as part of their subscription. More recently, we added discounted telehealth services to our Gold subscription, further enhancing the value we deliver to subscribers with no change to their subscription cost.

Kroger Rx Savings Club powered by GoodRx

We partner with Kroger, the nation’s largest grocery chain and fourth largest retail pharmacy, to offer a unique subscription product to Kroger consumers for an annual fee. Subscribers get access to lower prescription prices at Kroger pharmacies, including over 100 common generic medications for free, $3.00, or $6.00, along with savings on more than 1,000 other generic medications. In 2020, our contract with Kroger was extended for multiple years and we are excited to continue our fruitful partnership.

MANUFACTURER SOLUTIONS

Brand medications tend to be expensive, and insurance coverage is often complicated and restrictive. Pharmaceutical manufacturers often offer affordability solutions such as co-pay cards, patient assistance programs, and other savings options to help consumers afford the therapy they need. We partner with manufacturers and help them reach high-intent consumers searching GoodRx for their medication.

Manufacturers spend $30 billion1 annually on advertising to attract patients to their brands whether they go direct-to-consumer or through providers. GoodRx offers a much more targeted and efficient way for them to do both. On the consumer front, 20% of the searches on our platform are for brand medications and many consumers already have a prescription in hand. We also have extensive reach and satisfaction with providers with 2 million prescribers in the U.S. having a patient that has used GoodRx and an extremely high provider NPS of 86.2

We offer manufacturers both traditional advertising solutions as well as more customized innovative products, whether direct-to-consumer or through digital and in-office channels to reach healthcare professionals. This offering helps our users, increases overall consumer satisfaction, provides additional savings options on our platform, and drives incremental consumer lifetime value for us at minimal incremental cost, as many of these brand medication searches come from consumers that we already attract. We generate revenue from our manufacturer partners who advertise, integrate, and communicate their affordability solutions to consumers on our platform.

1 Manufacturer solutions market size based on 2016 medical marketing and advertising spend published in Journal of the American Medical Association in 2019.

2 GoodRx Net Promoter Score (“NPS”) based on a survey of physicians on the GoodRx website in February 2020.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 6

TELEHEALTH

Our telehealth platform is designed to meet our consumers’ demand for timely, convenient, and affordable access to healthcare. Our two-pronged approach includes our own telehealth provider, HeyDoctor by GoodRx, which we are rebranding as GoodRx Care, and our GoodRx Telehealth Marketplace, which launched in March 2020. Our marketplace brings third-party providers to our platform and provides consumers with a breadth of services on one single platform. Our marketplace has added additional providers for services, conditions, and geographies to our telehealth offerings, and also includes providers for the conditions and geographies already covered by GoodRx Care, providing consumers with broader choice.

Our data suggests that approximately 20% of consumers who search for medications on GoodRx do not have a prescription at the time of their search. Through our telehealth products, we can provide a convenient and affordable way for consumers to receive a diagnosis and a prescription online, when medically appropriate. Visits with a physician start at $19 and can be even less for Gold members. Once a consumer completes an online visit via GoodRx Care, the consumer may choose to fill the prescription at retail locations using GoodRx, or via mail order through a third-party GoodRx partner.

Our telehealth offering adds a secondary entry point to our platform and allows us to be by consumers’ sides at another step of their healthcare journey.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 7

Our Value Proposition

We are fortunate to have a business that serves multiple stakeholders in the healthcare ecosystem — starting first and foremost with American consumers.

1 Savings are measured as the difference between the pharmacy list price and the price the consumer pays using GoodRx. Because consumers of our website and mobile application may switch pharmacies if they find a better discount, our consumer savings calculation includes an estimate of savings achieved based on switching pharmacies.

2 GoodRx Net Promoter Score (“NPS”) based on a survey of consumers on the GoodRx website in February 2020.

3 Based on days with most downloads on Apple App Store and Google Play App Store 2017-June 30, 2020.

4 GoodRx Net Promoter Score (“NPS”) based on a survey of physicians on the GoodRx website in February 2020.

5 PBMs aggregate demand to negotiate prescription medication prices with pharmacies and pharmaceutical manufacturers. While they find most of their demand through relationships with insurance companies and employers, nearly all PBMs also have consumer direct or cash network pricing that they negotiate with pharmacies for consumers who choose to purchase prescriptions outside of insurance.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 8

Q4 HIGHLIGHTS

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 9

GoodRx Donates Over $40 Million to a Charitable Organization in Support of GoodRx Helps

In the fourth quarter, we donated more than one million shares of GoodRx Class A common stock, valued at over $40 million as of December 18, 2020, to a charitable organization in support of GoodRx Helps, to fund and support our philanthropic endeavors. This charitable initiative works with providers at free clinics across the nation, providing no-cost prescriptions for low-income patients who have nowhere else to turn. While our platforms can help many Americans get the healthcare they need at a price they can afford, we realize there are times when discounts aren’t enough, and we remain committed to supporting underserved communities to deliver on our mission.

Financials

PRESCRIPTION TRANSACTIONS REVENUE

Fourth quarter Prescription Transactions Revenue grew 26% year-over-year to $131.3 million, driven by a 32% year-over-year increase in MACs. Scriptcycle monthly active consumers are also included in our MAC count beginning in the fourth quarter of 2020, the first full quarter post its acquisition. We believe our prescription offering continued to be impacted by COVID-19 headwinds, as many consumers canceled or deferred physician visits, increasing the undiagnosed condition backlog among Americans. This, coupled with an unusually weak cold and flu season, negatively impacted new therapy starts and prescription volume in the fourth quarter.

Full year Prescription Transactions Revenue grew 34% year-over-year in 2020, reaching $488.3 million.

OTHER REVENUE

Fourth quarter Other Revenue grew 153% year-over-year to $22.2 million, driven by a 102% increase in the combined number of subscribers of our Gold and Kroger plans, an increase in revenue from pharmaceutical manufacturers, and an increase in telehealth revenue driven by GoodRx Care and the launch of our GoodRx Telehealth Marketplace in March 2020.

Full year Other Revenue grew 164% year-over-year in 2020, reaching $62.4 million.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 10

GAAP NET (LOSS) INCOME

Fourth quarter Net Loss was $298.3 million, compared to Net Income of $15.2 million in the fourth quarter of 2019. Fourth quarter Net Margin was (194.3%). The loss was primarily due to a $296.7 million year-over-year increase in stock-based compensation expense and payroll tax expense related to stock-based compensation, including $285.3 million related to the non-recurring Co-Chief Executive Officers’ awards made in connection with the IPO. The loss was also due to a $41.7 million non-cash non-recurring charge related to a charitable stock donation in support of our philanthropic endeavours. We committed to this donation at the time of our IPO and executed on it in the fourth quarter.

Net Loss for the full year was $293.6 million, compared to Net Income of $66.0 million in 2019. Full year Net Margin was (53.3%).

ADJUSTED EBITDA

Fourth quarter Adjusted EBITDA grew 17% year-over-year to $49.1 million. Adjusted EBITDA Margin was 32.0%, a 500 basis point year-over-year decrease due to continued investments in product development and technology, the growth of our telehealth offering, and investments in our general and administrative infrastructure.

Adjusted EBITDA and Adjusted EBITDA Margin decreased sequentially in the fourth quarter, primarily due to an increase in advertising spend as we continue to scale existing channels and test new ones. We will continue to evaluate the impact of the COVID-19 pandemic on our business and optimize our consumer acquisition spending accordingly.

Our full year Adjusted EBITDA Margin was 36.9%, compared to 41.2% in 2019.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 11

ADJUSTED NET INCOME

Fourth quarter Adjusted Net Income grew 40% year-over-year to $32.2 million, driven by overall business growth and lower Interest Expense resulting from refinancing our debt in the fourth quarter of 2019 and lower interest rates.

Our full year Adjusted Net Income grew 60% year-over-year in 2020, reaching $133.3 million.

Adjusted Net Income is a non-GAAP financial measure and is presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

NET CASH PROVIDED BY

OPERATING ACTIVITIES

Fourth quarter Net Cash Provided by Operating Activities was $14.9 million. The sequential decline in 2020 was due primarily to the timing of tax payments, the vast majority of which were made in the third and fourth quarters. These tax payments included payroll taxes related to the Co-Chief Executive Officers’ awards and the exercise of stock options around and after our IPO, as well as our income tax payments as the extension, first, and second quarter payments were deferred to the third quarter. In addition, we prepaid certain marketing spend and other costs related to our operations as a public company, which further contributed to the decline in Q4.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 12

GUIDANCE

Our outlook for the first quarter and full year 2021, is as follows:

Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net (loss) income margin, or Net Margin, because we do not provide guidance for GAAP Net Margin due to the uncertainty and potential variability of stock-based compensation and income tax benefit (expense), which are reconciling items between Adjusted EBITDA Margin and GAAP Net Margin. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on GAAP Net Margin.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 13

FORWARD-LOOKING STATEMENTS

This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, our plans relating to GoodRx Helps, the underlying trends in our business, our market opportunity, the growth of our telehealth and manufacturer businesses, competitiveness of our prices, especially in relation to insurance, the growth of our partnership with industry participants such as Kroger, the anticipated impact of COVID-19 on our business, post-COVID-19 trends, our potential for growth, demand for our offerings, our strategic growth priorities and future offerings and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; the development of the telehealth market; our ability to maintain and expand a network of skilled telehealth providers; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to our material weaknesses in our internal control over financial reporting and any future material weaknesses; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to information technology and cyber-security; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; management’s ability to manage our transition to being a public company; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 14

FINANCIAL STATEMENTS

GoodRx Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except par values)	2020	2019
Assets
Current assets
Cash and cash equivalents	$968,691	$26,050
Restricted cash	2,900	—
Accounts receivable, net	68,729	48,129
Prepaid expenses and other current assets	46,048	12,403

Total current assets	1,086,368	86,582

Property and equipment, net	23,057	1,860
Goodwill	261,116	236,225
Intangible assets, net	36,919	21,267
Capitalized software, net	19,800	5,178
Operating lease right-of-use assets	27,712	32,315
Deferred tax assets, net	13,117	2,207
Other assets	2,025	1,162

Total assets	$1,470,114	$386,796

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$10,291	$7,851
Accrued expenses and other current liabilities	37,692	15,556
Current portion of debt	7,029	7,029
Operating lease liabilities, current	4,539	2,937

Total current liabilities	59,551	33,373
Debt, net	659,888	663,893
Operating lease liabilities, net of current portion	33,467	37,129
Other liabilities	5,849	2,974

Total liabilities	758,755	737,369
Commitments and contingencies
Redeemable convertible preferred stock	—	737,009
Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock, $0.002 par value	—	460
Common stock, $0.0001 par value	39	—
Additional paid-in capital	2,101,773	8,788
Accumulated deficit	(1,390,453)	(1,096,830)

Total stockholders’ equity (deficit)	711,359	(1,087,582)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$1,470,114	$386,796

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 15

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenue	$153,544	$113,256	$550,700	$388,224
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	9,204	4,596	29,587	14,016
Product development and technology	23,683	9,820	61,816	29,300
Sales and marketing	74,940	54,328	255,135	176,967
General and administrative	340,753	4,527	461,451	14,692
Depreciation and amortization	4,404	4,218	18,430	13,573

Total costs and operating expenses	452,984	77,489	826,419	248,548

Operating (loss) income	(299,440)	35,767	(275,719)	139,676

Other (income) expense:
Other (income) expense, net	(2)	2,970	(22)	2,967
Loss on extinguishment of debt	—	4,877	—	4,877
Interest income	(20)	(135)	(160)	(715)
Interest expense	6,216	10,117	27,913	49,569

Total other expense, net	6,194	17,829	27,731	56,698

(Loss) income before income taxes	(305,634)	17,938	(303,450)	82,978
Income tax benefit (expense)	7,360	(2,711)	9,827	(16,930)

Net (loss) income	$(298,274)	$15,227	$(293,623)	$66,048

Net (loss) income attributable to common stockholders
Basic	$(298,274)	$9,803	$(293,623)	$42,441

Diluted	$(298,274)	$9,887	$(293,623)	$42,745

(Loss) earnings per share:
(Loss) earnings per share - basic	$(0.74)	$0.04	$(1.07)	$0.19
(Loss) earnings per share - diluted	$(0.74)	$0.04	$(1.07)	$0.18

Weighted average shares used in computing (loss) earnings per share:
Basic	401,459	227,664	274,696	226,607
Diluted	401,459	233,095	274,696	231,209

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$86	$28	$184	$28
Product development and technology	6,165	510	10,937	1,775
Sales and marketing	3,027	337	8,789	1,268
General and administrative	276,803	180	377,375	676

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 16

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net (loss) income	$(293,623)	$66,048
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,430	13,573
Loss on extinguishment of debt	—	4,877
Amortization of debt issuance costs	3,390	3,381
Non-cash operating lease expense	4,478	2,150
Stock-based compensation	397,285	3,747
Change in fair value of contingent consideration	2,068	—
Deferred income taxes	(10,910)	(5,674)
Loss on abandonment and impairment of operating lease assets	961	—
Charitable stock donation	41,721	—
Changes in operating assets and liabilities, net of effect of business acquisitions
Accounts receivable	(16,139)	(14,517)
Prepaid expenses and other assets	(40,935)	102
Accounts payable	2,154	515
Accrued expenses and other current liabilities	15,010	11,225
Operating lease liabilities	4,576	(2,309)
Other liabilities	2,875	168

Net cash provided by operating activities	131,341	83,286

Cash flows from investing activities
Purchase of property and equipment	(20,553)	(1,425)
Acquisitions, net of cash acquired	(55,793)	(31,306)
Capitalized software	(15,271)	(4,324)

Net cash used in investing activities	(91,617)	(37,055)

Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	891,793	—
Proceeds from private placement with a related party	100,000	—
Proceeds from long-term debt	28,000	154,613
Payments on long-term debt	(35,029)	(211,845)
Payment of debt issuance costs and prepayment penalty	(1,306)	(2,214)
Issuance of common stock	—	1,623
Payments of initial public offering issuance costs	(4,937)	—
Proceeds from exercise of stock options	5,343	3,042
Proceeds from early exercise of stock options	667	—
Employee taxes paid related to net share settlement of equity awards	(78,714)	—

Net cash provided by (used in) financing activities	905,817	(54,781)

Net change in cash, cash equivalents and restricted cash	945,541	(8,550)
Cash, cash equivalents and restricted cash
Beginning of year	26,050	34,600

End of year	$971,591	$26,050

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 17

NON-GAAP MEASURES

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Margin and Adjusted Earnings per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our statement of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures”.

We define Adjusted EBITDA for a particular period as net (loss) income before interest, taxes, depreciation and amortization, and as further adjusted for acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation and other (income) expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Revenue.

We define Adjusted Net Income for a particular period as net (loss) income adjusted for amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation and as further adjusted for estimated income tax on such adjusted items. The Company’s income tax provision for the year was adjusted in order to account for the tax impact of its Non-GAAP Adjusted Net Income pre-tax income adjustments. In addition, the Company’s adjusted income tax expense excludes all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Earnings per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings per Share – basic is equal to our GAAP weighted average shares- basic and the weighted average shares we use in computing Adjusted Earnings per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether the Company has adjusted net loss or adjusted net income, respectively. Adjusted Net Margin is Adjusted Net Income divided by Revenue.

We also assess our performance by evaluating each cost and operating expense on our statement of operations on a non-GAAP, or adjusted, basis. The adjustments to these cost and operating expense items include acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on abandonment and impairment of operating lease assets, and charitable stock donation, as applicable.

We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA is also a key measure we use to assess our financial performance and is also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.

The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 18

The following table presents a reconciliation of net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2020	2019	2020	2019
Net (loss) income	$(298,274)	$15,227	$(293,623)	$66,048
Adjusted to exclude the following:
Interest income	(20)	(135)	(160)	(715)
Interest expense	6,216	10,117	27,913	49,569
Income tax (benefit) expense	(7,360)	2,711	(9,827)	16,930
Depreciation and amortization	4,404	4,218	18,430	13,573
Other (income) expense, net	(2)	2,970	(22)	2,967
Loss on extinguishment of debt	—	4,877	—	4,877
Financing related expenses (1)	13	378	1,319	463
Acquisition related expenses (2)	3,642	511	7,366	2,170
Stock-based compensation expense (3)	286,081	1,055	397,285	3,747
Charitable stock donation (4)	41,721	—	41,721	—
Payroll tax expense related to stock-based compensation	11,682	30	12,086	173
Loss on abandonment and impairment of operating lease assets (5)	961	—	961	—

Adjusted EBITDA	$49,064	$41,959	$203,449	$159,802

Adjusted EBITDA Margin	32.0%	37.0%	36.9%	41.2%

(1)	Financing related expenses include third party fees related to proposed financings.
(2)

Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, retention bonuses to employees related to acquisitions, and change in fair value of contingent consideration.

(3)

Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards. See detail in table above.

(4)	Non-cash expense related to a donation of 1,075,000 shares of our Class A common stock that was made to a charitable foundation in the fourth quarter of 2020.
(5)	Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 19

The following tables present a reconciliation of net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted Net Income and calculation of Adjusted Earnings per Share.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net (loss) income	$(298,274)	$15,227	$(293,623)	$66,048
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	2,307	3,421	12,659	11,189
Loss on extinguishment of debt	—	4,877	—	4,877
Financing related expenses (1)	13	378	1,319	463
Acquisition related expenses (2)	3,642	511	7,366	2,170
Stock-based compensation expense (3)	286,081	1,055	397,285	3,747
Payroll tax expense related to stock-based compensation	11,682	30	12,086	173
Charitable stock donation (4)	41,721	—	41,721	—
Loss on abandonment and impairment of operating lease assets (5)	961	—	961	—
Income tax benefit on excluded items and adjusting for excess tax benefits/deficiencies on stock-based compensation exercises	(15,919)	(2,480)	(46,457)	(5,501)

Adjusted net income	$32,214	$23,019	$133,317	$83,166
Less: Adjusted undistributed earnings allocated to convertible preferred stock	—	(8,205)	(34,913)	(29,725)

Adjusted net income attributable to common stockholders - basic	$32,214	$14,814	$98,404	$53,441
Add: Adjusted undistributed earnings allocated to holders of common stock	—	123	1,025	383

Adjusted net income attributable to common stockholders - diluted	$32,214	$14,937	$99,429	$53,824

Weighted average shares used in computing adjusted earnings per share:
Weighted average shares - basic	401,459	227,664	274,696	226,607
Dilutive impact of stock options, restricted stock awards and restricted stock units	26,776	5,431	14,631	4,602

Weighted average shares - diluted	428,235	233,095	289,327	231,209

Adjusted earnings per share:
Basic	$0.08	$0.07	$0.36	$0.24
Diluted	$0.08	$0.06	$0.34	$0.23

(1)	Financing related expenses include third party fees related to proposed financings.
(2)

Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, retention bonuses to employees related to acquisitions, and change in fair value of contingent consideration.

(3)

Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards. See detail in table above.

(4)	Non-cash expense related to a donation of 1,075,000 shares of our Class A common stock that was made to a charitable foundation in the fourth quarter of 2020.
(5)	Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

The weighted average number of redeemable convertible preferred stock outstanding during each period was as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Redeemable convertible preferred stock	—	126,046	92,479	126,046

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 20

Each cost and operating expense is adjusted for acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on abandonment and impairment of operating lease assets, and charitable stock donation.

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended December 31,		Three Months Ended December 31,		Year Ended December 31,		Year Ended December 31,
(dollars in thousands)	2020	2019	2020	2019	2020	2019	2020	2019
Cost of revenue	$9,204	$4,596	$9,118	$4,568	$29,587	$14,016	$29,403	$13,988
% of Revenue	6.0%	4.1%	5.9%	4.0%	5.4%	3.6%	5.3%	3.6%
Product development and technology	$23,683	$9,820	$17,212	$8,837	$61,816	$29,300	$49,419	$26,897
% of Revenue	15.4%	8.7%	11.2%	7.8%	11.2%	7.5%	9.0%	6.9%
Sales and marketing	$74,940	$54,328	$71,879	$53,991	$255,135	$176,967	$246,300	$175,699
% of Revenue	48.8%	48.0%	46.8%	47.7%	46.3%	45.6%	44.7%	45.3%
General and administrative	$340,753	$4,527	$6,271	$3,901	$461,451	$14,692	$22,129	$11,838
% of Revenue	221.9%	4.0%	4.1%	3.4%	83.8%	3.8%	4.0%	3.0%
Depreciation and amortization	$4,404	$4,218	$2,097	$797	$18,430	$13,573	$5,771	$2,384
% of Revenue	2.9%	3.7%	1.4%	0.7%	3.3%	3.5%	1.0%	0.6%
Operating (loss) income	$(299,440)	$35,767	$46,967	$41,162	$(275,719)	$139,676	$197,678	$157,418
% of Revenue	(195.0)%	31.6%	30.6%	36.3%	(50.1)%	36.0%	35.9%	40.5%

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 21

The following table presents a reconciliation of each Non-GAAP, or Adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP

	Three Months ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$9,204	$4,596	$29,587	$14,016
Stock-based compensation expense	(86)	(28)	(184)	(28)

Adjusted cost of revenue	$9,118	$4,568	$29,403	$13,988

Product development and technology	$23,683	$9,820	$61,816	$29,300
Acquisition related expenses	(306)	(473)	(1,460)	(628)
Stock-based compensation expense	(6,165)	(510)	(10,937)	(1,775)

Adjusted product development and technology	$17,212	$8,837	$49,419	$26,897

Sales and marketing	$74,940	$54,328	$255,135	$176,967
Acquisition related expenses	(34)	—	(46)	—
Stock-based compensation expense	(3,027)	(337)	(8,789)	(1,268)

Adjusted sales and marketing	$71,879	$53,991	$246,300	$175,699

General and administrative	$340,753	$4,527	$461,451	$14,692
Financing related expenses	(13)	(378)	(1,319)	(463)
Acquisition related expenses	(3,302)	(38)	(5,860)	(1,542)
Stock-based compensation expense	(276,803)	(180)	(377,375)	(676)
Payroll tax expense related to stock-based compensation	(11,682)	(30)	(12,086)	(173)
Charitable stock donation	(41,721)	—	(41,721)	—
Loss on abandonment and impairment of operating lease assets	(961)	—	(961)	—

Adjusted general and administrative	$6,271	$3,901	$22,129	$11,838

Depreciation and amortization	$4,404	$4,218	$18,430	$13,573
Amortization of intangibles related to acquisitions	(2,307)	(3,421)	(12,659)	(11,189)

Adjusted depreciation and amortization	$2,097	$797	$5,771	$2,384

Operating (loss) income	$(299,440)	$35,767	$(275,719)	$139,676
Amortization of intangibles related to acquisitions	2,307	3,421	12,659	11,189
Financing related expenses	13	378	1,319	463
Acquisition related expenses	3,642	511	7,366	2,170
Stock-based compensation expense	286,081	1,055	397,285	3,747
Payroll tax expense related to stock-based compensation	11,682	30	12,086	173
Charitable stock donation	41,721	—	41,721	—
Loss on abandonment and impairment of operating lease assets	961	—	961	—

Adjusted operating income	$46,967	$41,162	$197,678	$157,418

GoodRx Holdings, Inc. | Q4 2020 Letter to Shareholders	page 22